CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Statements and Reports" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein High Income Municipal Portfolio which is incorporated by reference in this Post Effective Amendment No. 44 Registration Statement (Form N-1A Nos. 33-7812 and 811-04791) of AllianceBernstein Municipal Income Fund, Inc.

                                                             ERNST & YOUNG LLP

New York, New York
January 28, 2009